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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 1999 (except for Note 8, as to which the date is June 30, 1999) included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-86835) and related Prospectus of dj Orthopedics, LLC, DJ Orthopedics Capital Corporation and DonJoy, L.L.C. for the registration of $100,000,000 of 12 5/8% Senior Subordinated Notes due 2009.


                                   /s/         ERNST & YOUNG LLP
                                    --------------------------------------------

San Diego, California

November 3, 1999